U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 28, 2018 (November 21, 2018)

Cuentas Inc.

(Exact name of registrant as specified in its charter)

Florida	333-148987	20-3537265
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

19 W. Flagler St., Suite 507

Miami, FL

(Address of principal executive offices)

33130

(Zip Code)

(800) 611-3622

(Registrant’s telephone number, including area code)

Cuentas Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accountant

On November 21, 2018, Cuentas, Inc.’s (the “Company”) and Marcum LLP’s (“Marcum”) auditor client relationship was terminated.

During the fiscal years ended December 31, 2017 and 2016, and the subsequent interim period through November 28, 2018 (the “Term”), Marcum did not issue any report on any financial statements of the Company that contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. Furthermore, during the Term: (i) there were no disagreements between the Company and Marcum on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Marcum would have caused Marcum to make reference to the subject matter of the disagreement in connection with a report by it on the Company’s consolidated financial statements; and (ii) there were no “reportable events” as defined in paragraph (a)(1)(v) of Item 304 of Regulation S-K.

On November 27, 2018, the Company provided Marcum with a copy of the disclosures it is making above in response to Item 4.01 in this Current Report on Form 8-K, and requested that Marcum furnish the Company with a letter addressed to the Securities and Exchange Commission (the “SEC”) stating whether it agreed with those disclosures. A copy of the resulting letter from Marcum, dated November 27, 2018, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Newly Appointed Independent Registered Public Accountant

On November 28, 2018, the Audit Committee of the board of directors (the “Board”) of the Company approved the appointment of Halperin Ilanit, CPA (“Halperin”) to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. The effective date of Halperin’s appointment as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018, is November 28, 2018. During the fiscal years ended December 31, 2017 and 2016, and the subsequent interim period through November 28, 2018, neither the Company, nor anyone acting on the Company’s behalf, has consulted with Halperin regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, in any case where either a written report or oral advice was provided to the Company by Halperin that Halperin concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Chief Financial Officer

On November 28, 2018, the Board appointed Ran Daniel to serve as the Company’s Chief Financial Officer.

Mr. Daniel has more than 20 years of financial and business management experience. Since June 2018, Mr. Daniel has served as a member of the Board of Directors of Maayan Ventures Ltd (MAYN.TA). Mr. Daniel has also served as the Chief Financial Officer of Blue Sphere Corporation from April 2016 through April 2018. From August 2014 to March 2016, Mr. Daniel served as the General Counsel and Head of the Family Office of Elie Tahari Ltd., and from December 2012 to August 2014, he has served as Executive Vice President of IDH Properties LLC, an affiliate of the Elad Group. He was responsible for the financial and accounting functions in several companies and has extensive experience working as a CFO in both rapidly growing companies and publicly traded companies. He has worked with real estate, fashion, high-tech companies as well as remote institutional and high net worth individuals. Ran is licensed as a CPA, CFA and is admitted to practice law in New York. Mr. Daniel is licensed as a Certified Public Accountant (CPA) in the United States and Israel, admitted to practice law in the State of New York, licensed as a Real Estate Broker in the State of New York and a Chartered Financial Analyst (CFA). Mr. Daniel is a member of the CFA Institute, the New York Society of Security Analysts and the New York State Bar Association. Mr. Daniel holds a Bachelor of Economics, a Bachelor of Accounting and an MBA in Finance from the Hebrew University, as well as a Graduate Degree in Law from the University of Bar-Ilan.

There are no arrangements or understandings between Mr. Daniel and any other persons pursuant to which Mr. Daniel was selected to be an officer of the Company. Mr. Daniel does not have any family relationships subject to disclosure under Item 401(d) of Regulation S-K of the Securities Act of 1933, as amended (the “Securities Act”) or any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K of the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

16.1	Letter from Marcum to SEC dated November 27, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUENTAS INC.

Date: November 28, 2018	By:	/s/ Arik Maimon
Arik Maimon
Chief Executive Officer

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